Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned executive officer of Anchor BanCorp Wisconsin Inc. (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the three and six months ended September 30, 2013 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Thomas G. Dolan
Thomas G. Dolan, Executive Vice President, Treasurer and Chief Financial Officer

November 27, 2013

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Anchor BanCorp Wisconsin Inc. and will be retained by Anchor BanCorp Wisconsin Inc. and furnished to the Securities and Exchange Commission or its staff upon request.